Exhibit 5 and
Exhibit 23.1
                                January 15, 2001


Gulfport Energy Corporation
6307 Waterford Boulevard, Suite 100
Oklahoma City, OK 73118

Gentlemen:

        I am rendering this opinion in my capacity as General Counsel for Gulfport Energy Corporation, a Delaware Corporation, ("Gulfport"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed on or about this date by Gulfport under the Securities Act of 1933, as amended, and relating to 883,386 shares of Gulfport's common stock, $.01 par value ("Gulfport Common Stock"), to be offered under the plan described in the Registration Statement (the "Plan").

        In connection therewith, I have examined the Registration Statement, the corporate proceedings, with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinion contained herein.

        On the basis of the foregoing, and having regard for such legal considerations I have deemed relevant, it is my opinion that the 883,386 shares of Gulfport Common Stock to be registered have been duly authorized for issuance and sale, and when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

        The opinions set forth above are limited in all respects to matters of Delaware General Corporate Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws).

        I consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in the Prospectus included as part of the Registration Statement to having issued the opinion expressed herein.

                                            Very truly yours,


                                            /s/Lisa Holbrook
                                            ------------------------------------
                                            Lisa Holbrook
                                            General Counsel

Gulfport Energy Corporation
Oklahoma City, Oklahoma





As independent accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2000, relating to the audited financial statements of Gulfport Energy Corporation in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                            /s/ Hogan & Slovacek
                                            ------------------------------------
                                            HOGAN & SLOVACEK

Oklahoma City, Oklahoma
January 15, 2001